                                                    REGISTRATION NO. 333-______



                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                          ----------------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                          ----------------------------------


                            UNITED HEALTHCARE CORPORATION
                (Exact name of registrant as specified in its charter)

           MINNESOTA                                    41-1321939
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                                   300 OPUS CENTER
                                 9900 BREN ROAD EAST
                             MINNETONKA, MINNESOTA  55343
             (Address of Principal Executive Offices, including Zip Code)


                            UNITED HEALTHCARE CORPORATION
                                AMENDED AND RESTATED
                           1991 STOCK AND INCENTIVE PLAN,
                    AMENDED AND RESTATED EFFECTIVE MAY 14, 1997
                              (Full title of the plan)


                                  DAVID J. LUBBEN
                           General Counsel and Secretary
                           United HealthCare Corporation
                                  300 Opus Center
                                9900 Bren Road East
                            Minnetonka, Minnesota  55343
                                   (612) 936-1300
             (Name, address and telephone number of agent for service)

                                      Copy to:
                                 JAMES D. ALT, ESQ.
                                Dorsey & Whitney LLP
                               Pillsbury Center South
                                220 South 6th Street
                            Minneapolis, Minnesota 55402


                         ----------------------------------

               --------------------------------------------------------
                           CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------
Title of                          Proposed          Proposed
Securities          Amount        Maximum           Maximum            Amount of
to be               to be         Offering Price    Aggregate          Registration
Registered          Registered    Per Share         Offering Price     Fee
------------------------------------------------------------------------------------
Common Stock
($.01 par value)    3,019,088     $69.65625         $210,298,348.50    $62,038.01




*Estimated solely for the purpose of determining the registration fee in accordance with Rules 457(h) and (c). The proposed maximum offering price is based upon the average of the high and low sales prices of the Company's Common Stock as reported on the NYSE on April 13, 1998.

                                       PART II

     The information required to be filed in this registration statement is incorporated herein by reference to the information contained in the registration statements on Form S-8 (File No. 33-50285; File No. 33-67918; File No. 33-75846; File No. 33-59083; File No. 333-06533; and File No.
333-25923) filed with the Securities and Exchange Commission on July 31, 1992; August 26, 1993; February 28, 1994; May 4, 1995; June 21, 1996 and
April 25, 1997, respectively.

                                  ITEM 8.  EXHIBITS

Exhibit Number      Description
--------------      -----------
    5               Opinion of General Counsel of Company

   23.1             Consent of Arthur Andersen LLP, independent public
                      accountants

   23.2             Consent of General Counsel (included in Exhibit 5 above)

   24               Power of Attorney

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on this 15th day of April, 1998.

                                        UNITED HEALTHCARE CORPORATION


                                        By  /s/ William W. McGuire, M.D.
                                           -------------------------------------
                                           William W. McGuire, M.D.
                                           President and Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated on the 15th day of April, 1998.


 /s/ William W. McGuire, M.D.        Chairman, President, Chief
--------------------------------       Executive Officer and Director
William W. McGuire, M.D.               (principal executive officer)


 /s/ David P. Koppe                  Chief Financial Officer
--------------------------------       (principal financial and accounting
David P. Koppe                         officer)


     *                               Director
--------------------------------
William C. Ballard, Jr.


     *                               Director
--------------------------------
Richard T. Burke


     *                               Director
--------------------------------
James A. Johnson


     *                               Director
--------------------------------
Thomas H. Kean


     *                               Director
--------------------------------
Douglas W. Leatherdale


     *                               Director
--------------------------------
Walter F. Mondale


     *                               Director
--------------------------------
Mary O. Mundinger


     *                               Director
--------------------------------
Robert L. Ryan


     *                               Director
--------------------------------
Kennett L. Simmons


     *                               Director
--------------------------------
William G. Spears


     *                               Director
--------------------------------
Gail R. Wilensky







 *By: /s/ William W. McGuire, M.D.
     -----------------------------
      William W. McGuire, M.D.
        AS ATTORNEY-IN-FACT